Computershare

HERTZ GLOBAL HOLDINGS, INC.

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Subscription Rights 12345678901234

SUBSCRIPTION RIGHTS CERTIFICATE

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. EASTERN TIME ON THE EXPIRATION DATE: JULY 12, 2019 (unless extended)

HERTZ GLOBAL HOLDINGS, INC. SUBSCRIPTION RIGHTS FOR COMMON STOCK
In order to exercise your rights, you must complete both sides of this Subscription Rights Certificate.

The terms and conditions of the rights offering are set forth in Hertz Global Holdings, Inc. Prospectus Supplement dated June 13, 2019 (together with the accompanying base prospectus, the "Prospectus") and are incorporated herein by reference. Copies of the Prospectus are available upon request from the information agent, Georgeson LLC, (888) 607-6511.

The registered holder (the "holder") whose name is inscribed hereon is the owner of the number of subscription rights ("rights") set forth above. Each right provides the holder thereof the opportunity to purchase (the "basic subscription right") 0.688285 shares of common stock, par value of $0.01 per share ("common stock"), of Hertz Global Holdings, Inc. (the "Company") at a subscription price of $12.95 per whole share of common stock (the "subscription price"), pursuant to a rights offering, on the terms and subject to the conditions set forth in the Prospectus. Holders who fully exercise their basic subscription right are entitled to subscribe for additional shares of common stock that remain unsubscribed as a result of any unexercised basic subscription rights (the "over-subscription right") pursuant to the terms and conditions of the rights offering, distributed proportionately among stockholders who exercise their over-subscription rights, as described in the Prospectus. The rights represented by this Subscription Rights Certificate may be exercised, as described further in the Prospectus by delivering to Computershare Trust Company, N.A. ("Computershare" or the "subscription agent") this Subscription Rights Certificate, properly completed and executed, together with full payment for all the rights the holder elects to exercise under the basic subscription right and over-subscription right prior to 5:00 p.m., Eastern Time, on the expiration date of July 12, 2019 (unless extended). If the holder attempts to exercise its over-subscription right and the Company is unable to issue the holder the full amount of shares of common stock requested, the Company will return to the holder any excess funds submitted promptly after the expiration of the rights offering, without interest or deduction. This Subscription Rights Certificate may be transferred by duly completing and signing Section 2 on the reverse side hereof. **All rights not exercised prior to 5:00 p.m. on July 12, 2019 shall be null and void.**

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

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To exercise your basic subscription right, please complete line (A) on the card below. To exercise your over-subscription right, please complete line (B) below.

Please Note: Only holders who have exercised their basic subscription right in full may apply for shares pursuant to the over-subscription right.

Payment: Full payment for the number of shares you wish to acquire through the basic subscription right and the over-subscription right must accompany this Subscription Rights Certificate. Payment must be delivered by personal check payable to the subscription agent. Please reference your rights card control number on your personal check.

If the aggregate subscription price paid by a holder is insufficient to purchase the number of shares of common stock that the holder indicates are being subscribed for, or if the holder does not specify the number of shares of common stock to be purchased, then the Holder will be deemed to have exercised first, the basic subscription right and (if not already full exercised) second, the over-subscription right to purchase shares of common stock to the full extent of the payment rendered.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED BY REFERENCE. COPIES OF THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, GEORGESON LLC, AT (888) 607-6511.

Expiration Date: July 12, 2019 (unless extended)

PLEASE FILL IN ALL APPLICABLE INFORMATION.

(A) Basic subscription right (1 right = 0.688285) **To determine No. of shares of common stock in line (A), multiply the number of rights you wish to exercise by 0.688285 and round down to the nearest whole share of common stock.*	________ (No. of shares of common stock)	x	$12.95 (Subscription Price)	=	$ ________
(B) Over-subscription right	________ (No. of shares of common stock)	x	$12.95 (Subscription Price)	=	$ ________
(C) Amount of Check Enclosed (A + B)				=	$ ________

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of common stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of common stock for which I have subscribed (or am deemed to have subscribed for as set forth above), the Company may exercise any of the remedies set forth in the Prospectus.

Signature(s) of Subscriber(s)________________________________

Please give your telephone number: (_______)________________________________

Please give your e-mail address:________________________________

SECTION 2. TO TRANSFER RIGHTS: For value received, ________________ of the rights represented by this Subscription Rights Certificate are assigned to:

____

(Print Full Name of Assignee) Social Security Number

(Print Full Address)________________________________

(Print Full Address)________________________________

Signature(s) of Assignor(s)________________________________

IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Rights Certificate.

Your Signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include:

a) a commercial bank or trust company, or
b) a member firm of a domestic stock exchange, or
c) a savings bank or credit union.

Signature Guaranteed By ________________________________ ________________________________

(name of Bank or Firm) (Signature of Officer and Title)

* You may only exercise your over-subscription right if you have exercised your basic subscription right in full. If there are not enough shares of common stock to satisfy all subscriptions made under the over-subscirption right, shares of common stock will be allocated *pro rata*, as described in the Prospectus.

Please complete all applicable information and return to: **COMPUTERSHARE TRUST COMPANY, N.A.**

By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011

By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 150 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding this Subscription Rights Certificate and rights offering may be directed to the Information Agent, Georgeson LLC toll free at (888) 607-6511.